SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)    August 28, 1996



                          SECURE COMPUTING CORPORATION
             (Exact name of registrant as specified in its charter)



         DELAWARE                       0-27074                  52-1637226
(State or other jurisdiction)    (Commission File Number)       (IRS Employer
        of incorporation                                     Identification No.)


2675 LONG LAKE ROAD
ROSEVILLE, MINNESOTA                                                     55113
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:     (612) 628-2700



Item 5.  Other Events.

    On November 4, 1996, Jeffrey H. Waxman assumed the positions of President and Chief Executive Officer of the Company. Mr. Waxman was also appointed to the Board of Directors. Kermit M. Beseke will continue as Chairman of the Board of the Company. For additional information regarding Mr. Waxman, please see the press release of the Company attached hereto as Exhibit 99.1.


Item 7 of the Company's report on Form 8-K, dated August 28, 1996, is hereby amended in its entirety as follows:



Item 7.  Financial Statements and Exhibits.

(a)         Financial Statements of Businesses Acquired


            (1)    Financial Statements of Enigma Logic, Inc.

                   Report of Independent Public Accountants

                   Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996 (unaudited)

                   Statements of Operations for the years ended December 31, 1993, 1994 and 1995 and for the six-month periods ended
                   June 30, 1995 and 1996 (unaudited)

                   Statement of Shareholders' Deficit for the fiscal years ended
                   December 31, 1992, 1993, 1994 and 1995 and for the six months ended June 30, 1996 (unaudited)

                   Statement of Cash Flows for the years ended December 31, 1993, 1994 and 1995 and for the six months ended June 30, 1995 and 1996 (unaudited)

                   Notes to Financial Statements

            (2)    Financial Statements of Border Network Technologies Inc.
                   (i)   Border Network Technologies Inc. Financial Statements,
                         December 31, 1995

                         Auditors' Report

                         Balance Sheet as of December 31, 1994 and 1995 and June 30, 1996
                         (unaudited)

                         Statement of Operations and Retained Earnings (Deficit) for the period ended December 31, 1994, the year ended December 31, 1995 and the six months ended June
                         30, 1995 and 1996 (unaudited)

                         Statement of Change is Financial Position for the period ended December 31, 1994, the year ended
                         December 31, 1995 and the six months ended June 30, 1996 (unaudited)

                         Notes to Financial Statements

                   (ii)  Border Network Technologies Inc. Financial Statements,
                         December 31, 1994

                         Auditors' Report

                         Balance Sheet as of December 31, 1994

                         Statement of Loss and deficit for the Period January 13, 1994 to December
                         31, 1994

                         Statement of Changes in Financial Position for the Period from January 13,
                         1994 to December 31, 1994

                         Notes to Financial Statements

(b)                Pro Forma Combined Financial Information of Secure Computing Corporation, Enigma
                   Logic, Inc. and Border Network Technologies Inc.

            (1) Pro forma combined Statements of Operations for the years ended December 31, 1994 and 1995 are incorporated by reference to the Company's Proxy Statement dated August 5,
                   1996, filed with the Securities and Exchange Commission on August 7, 1996 (File No. 0-27074).

            (2)    Pro forma financial information for the periods ended June 30, 1995 and 1996

                   Pro Forma Combined Balance Sheet as of June 30, 1996 (unaudited)

                   Pro Form Combined Statement of Operations for the six months ended
                   June 30, 1996 (unaudited)

                   Pro Form Combined Statement of Operations for the six months ended
                   June 30, 1995 (unaudited)

                   Notes to Pro Forma Combined Financial Information (unaudited)

 (c)     Exhibits

         27.1     Financial Data Schedule
         99.1     Press Release of Secure Computing Corporation dated October 28, 1996.



                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   SECURE COMPUTING CORPORATION



Date:  November 8, 1996             By:  /s/ Timothy P. McGurran
                                         -----------------------
                                         Timothy P. McGurran
                                         Vice President of Finance, Treasurer
                                         and Chief Financial Officer


                                  EXHIBIT INDEX



No.     Exhibit No.                                            Page


27.1    Financial Data Schedule                           Filed Electronically

99.1    Press Release of Secure Computing
        Corporation dated October 28, 1996.               Filed Electronically




ENIGMA LOGIC, INC.
FINANCIAL STATEMENTS
JUNE 30, 1996 (UNAUDITED) AND
DECEMBER 31, 1995 AND 1994



                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Enigma Logic, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations, shareholders' deficit and cash flows present fairly, in all material respects, the financial position of Enigma Logic, Inc. at December 31, 1994 and 1995 and the results of its operations and its cash flows for the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




Price Waterhouse LLP
San Jose, California
March 1, 1996, except for Note 8, which is as of August 28, 1996.





ENIGMA LOGIC, INC.
BALANCE SHEETS



(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)                       DECEMBER 31,          JUNE 30,
                                                            1994          1995         1996
                                                                                   (Unaudited)
                             ASSETS
    Current assets:
         Cash                                              $   316      $   205      $     15
         Accounts receivable                                   419        1,019           978
         Inventory                                             170          173           247
         Other current assets                                    -            -            57
                                                           -------      -------      --------

             Total current assets                              905        1,397         1,297

    Property and equipment, net of accumulated
       depreciation of $53, $87 and $117 (unaudited)            67          186           296
    Other assets                                                 9           30            47
                                                           -------      -------      --------
                                                           $   981      $ 1,613      $  1,640
                                                           =======      =======      ========
                 LIABILITIES AND SHAREHOLDERS' DEFICIT

    Current liabilities:
         Short-term borrowings                             $    50      $    50      $     50
         Accounts payable                                      247          207           769
         Accrued compensation                                  177          238           195
         Accrued merger costs                                    -            -         1,795
         Deferred revenues                                     387          502           409
         Due to shareholders                                     -            -         2,328
                                                           -------      -------      --------

             Total current liabilities                         861          997         5,546

    Long-term debt to shareholders                           1,700        1,845            --
                                                           -------      -------      --------

             Total liabilities                               2,561        2,842         5,546
                                                           -------      -------      --------

    Commitments (Note 5)

    Shareholders' deficit:
         Preferred shares without par value, 7,000,000
            shares authorized; none issued                       -            -             -
         Common shares, $0.01 par value; 50,000,000
            shares authorized; 18,134,680, 18,295,908
            and 18,298,462 (unaudited) shares issued
            and outstanding                                    181          183           183
         Additional paid-in-capital                          7,085        7,142         7,323
         Accumulated deficit                                (8,846)      (8,554)      (11,412)
                                                           -------      -------      --------

             Total shareholders' deficit                    (1,580)      (1,229)       (3,906)
                                                           -------      -------      --------
                                                           $   981      $ 1,613      $  1,640
                                                           =======      =======      ========




ENIGMA LOGIC, INC.
STATEMENTS OF OPERATIONS

                                                  YEARS ENDED                            SIX MONTHS ENDED
                                                  DECEMBER 31,                                JUNE 30,
(AMOUNTS IN THOUSANDS)                  1993          1994          1995                 1995         1996
                                                                                            (Unaudited)
    Net revenues                       $ 1,590       $ 2,426       $ 3,901              $ 2,302       $ 2,479
    Cost of net revenues                   472           838           982                  512           661
                                       -------       -------       -------              -------       -------

         Gross margin                    1,118         1,588         2,919                1,790         1,818
                                       -------       -------       -------              -------       -------
    Operating expenses:
       Marketing and selling               612           576         1,089                  465           851
       Engineering                         357           393           585                  284           580
       General and administrative          345           419           814                  435         1,054
       Merger costs                          -             -             -                    -         2,110
                                       -------       -------       -------              -------       -------
                                         1,314         1,388         2,488                1,184         4,595
                                       -------       -------       -------              -------       -------

    Income (loss) from operations         (196)          200           431                  606        (2,777)

    Interest (expense), net               (135)         (143)         (139)                 (71)          (81)
                                       -------       -------       -------              -------       -------

    Net income (loss)                  $  (331)      $    57       $   292              $   535       $(2,858)
                                       =======       =======       =======              =======       =======







ENIGMA LOGIC, INC.
STATEMENT OF SHAREHOLDERS' DEFICIT



                                                     SERIES A                 SERIES B
                                                 PREFERRED SHARES         PREFERRED SHARES         COMMON SHARES
(AMOUNTS IN THOUSANDS)                         SHARES        AMOUNT       SHARES     AMOUNT      SHARES      AMOUNT

Balance at December 31, 1992                         973    $    1,946       2,063   $  2,578       1,794    $     18

Conversion of Preferred Series A                   (973)       (1,946)           -          -       4,902          49

Conversion of Preferred Series B                       -             -     (2,063)    (2,578)       3,268          32

Conversion of debt to preferred
   shareholder                                         -             -           -          -       8,171          82

Net loss                                               -             -           -          -           -           -
                                               ---------     ---------   ---------  ---------   ---------   ---------

Balance at December 31, 1993                           -             -           -          -      18,135         181

Net income                                             -             -           -          -           -           -
                                               ---------     ---------   ---------  ---------   ---------   ---------

Balance at December 31, 1994                           -             -           -          -      18,135         181

Issuance of Common Stock                               -             -           -          -         100           1

Stock Option Exercises                                 -             -           -          -          61           1

Net income                                             -             -           -          -           -           -
                                               ---------     ---------   ---------  ---------   ---------   ---------

Balance at December 31, 1995                           -             -           -          -      18,296         183

Stock Option Exercises (unaudited)                     -             -           -          -           2           -

Common stock options issued for
   services (unaudited)                                -             -           -          -           -           -

Net income (unaudited)                                 -             -           -          -           -           -
                                               ---------     ---------   ---------  ---------   ---------   ---------

Balance at June 30, 1996 (unaudited)                   -    $        -           -   $       -     18,298   $     183
                                               =========    ==========   =========   =========   ========    ========




(WIDE TABLE CONTINUED FROM ABOVE)

                                                                      TOTAL
                                                                       SHARE-
                                         PAID-IN     ACCUMULATED      HOLDERS'
(AMOUNTS IN THOUSANDS)                   CAPITAL       DEFICIT        DEFICIT

Balance at December 31, 1992             $     509     $   (8,572)   $   (3,521)

Conversion of Preferred Series A             1,897               -             -

Conversion of Preferred Series B             2,546               -             -

Conversion of debt to preferred
   shareholder                               2,133               -         2,215

Net loss                                         -           (331)         (331)
                                         ---------       ---------     ---------

Balance at December 31, 1993                 7,085         (8,903)       (1,637)

Net income                                       -              57            57
                                         ---------       ---------     ---------

Balance at December 31, 1994                 7,085         (8,846)       (1,580)

Issuance of Common Stock                        49               -            50

Stock Option Exercises                           8               -             9

Net income                                       -             292           292
                                         ---------       ---------     ---------

Balance at December 31, 1995                 7,142         (8,554)       (1,229)

Stock Option Exercises (unaudited)               1               -             1

Common stock options issued for
   services (unaudited)                        180               -           180

Net income (unaudited)                           -         (2,858)       (2,858)
                                         ---------      ----------    ----------

Balance at June 30, 1996 (unaudited)     $   7,323     $  (11,412)   $   (3,906)
                                         =========     ===========   ===========



   The accompanying notes are an integral part of these financial statements.




ENIGMA LOGIC, INC.
STATEMENT OF CASH FLOWS


                                                                         YEARS ENDED              SIX MONTHS ENDED
                                                                         DECEMBER 31,                 JUNE 30,
(AMOUNTS IN THOUSANDS)                                             1993       1994      1995      1995       1996
                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                             $  (331)  $     57  $    292  $    535    $(2,858)
    Adjustments to reconcile net income (loss) to
      cash provided by operating activities:
      Depreciation                                                      31        12        42        23          42
      Stock expense                                                      -         -        50         -         180
      Change in assets and liabilities:
        Accounts receivable                                           (26)     (120)     (600)     (411)          41
        Inventory                                                        -     (108)       (3)        66        (74)
        Other assets                                                     6         -      (21)         2        (74)
        Accounts payable                                                43         6      (40)      (17)         562
        Accrued compensation                                             7      (22)        61        44        (43)
        Merger costs                                                     -         -         -         -       1,795
        Deferred revenue                                              (11)       255       115     (176)        (93)
                                                                   -------     -----     -----   -------     -------

          Net cash provided (used) by operating activities           (281)        80     (104)        66       (522)
                                                                   -------     -----    ------    ------     -------

CASH FLOWS FROM INVESTING ACTIVITIES -
    Acquisition of property and equipment                             (24)      (40)     (161)      (44)       (152)
                                                                   -------    ------    ------    ------     -------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings from shareholders                                       289       266       145        81         483
    Repayments to shareholders                                           -         -         -     (100)           -
    Proceeds from exercise of stock options                              -         -         9         -           1
                                                                    ------    ------    ------   -------      ------

          Net cash provided by financing activities                    289       266       154      (19)         484
                                                                     -----     -----     -----   -------       -----

Net increase (decrease) in cash                                       (16)       306     (111)         3       (190)

Cash, beginning of year                                                 26        10       316       316         205
                                                                     -----     -----     -----     -----       -----

Cash, end of year                                                 $     10  $    316  $    205  $    319    $     15
                                                                  ========  ========  ========  ========    ========

NONCASH TRANSACTIONS:
    Common stock options issued for services                      $      -  $      -  $      -  $      -    $    180
                                                                  ========  ========  ========  ========    ========

    Conversion of Preferred Stock to Common Stock                 $  4,706  $     -   $      -  $      -    $      -
                                                                  ========  ========  ========  ========    ========

    Conversion of debt and interest to Common Stock               $  2,215  $      -  $      -  $      -    $      -
                                                                  ========  ========  ========  ========    ========

SUPPLEMENTAL DISCLOSURES:
    Cash paid for interest                                        $      6  $      7  $      6  $      4    $      3
                                                                  ========  ========  ========  ========    ========

    Cash paid for income taxes                                    $      -  $      -  $      -  $      -    $      -
                                                                  ========  ========  ========  ========    ========


   The accompanying notes are an integral part of these financial statements.




1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     THE COMPANY
     Enigma Logic, Inc. (the Company) produces dynamic password security systems which prevent unauthorized access to data or programs stored on computer networks. The Company was incorporated in California on July 26, 1982 and has its offices and operating facilities in Concord, California.

     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     CASH
     There are no current compensating balance requirements. The Company's bank line of credit is guaranteed by the major shareholder. For the purposes of the Statement of Cash Flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     REVENUE RECOGNITION
     Revenue from the sale of the Company's products is generally recognized upon shipment. Revenues received under maintenance agreements are recognized over the terms of the agreements. The Company also provides free technical support for limited warranty periods following delivery of its products. Provision is made in the financial statements for the estimated cost of this support.

     CONCENTRATION OF CREDIT RISK
     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition. The Company has not historically experienced accounts receivable collection problems and, as a result, an allowance for bad debt has not been required.

     INVENTORY
     Inventories consist primarily of purchased parts and are stated at the lower of cost (first-in, first-out) or market.

     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years. Ordinary maintenance and repairs are charged to expense as incurred; major improvements are capitalized.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     The carrying amount of the Company's financial instruments, including accounts receivable and long-term debt to shareholders, approximate fair value.

     SOFTWARE DEVELOPMENT COSTS
     In accordance with SFAS No. 86, "Accounting for the Cost of Capitalized Software to be Sold, Leased or Otherwise Marketed," the Company examines its software development costs after technological feasibility has been established to determine the amount of capitalization that is required. For all periods presented herein, software development costs incurred subsequent to the establishment of technological feasibility have been immaterial.

     NEW ACCOUNTING PRONOUNCEMENT
     In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). The Company does not intend to adopt the measurement provisions of SFAS 123 with regard to employee-based stock compensation and will adopt the disclosure provisions in the year ending December 31, 1996.

     INTERIM RESULTS (UNAUDITED)
     The accompanying balance sheet at June 30, 1996, the statement of shareholders' equity for the six months ended June 30, 1996 and the statements of income and of cash flows for the six month periods ended June 30, 1995 and 1996 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The data disclosed in these notes to the financial statements for these periods are also unaudited.

2.   DEBT AGREEMENTS

     Short-term borrowings were outstanding under a $50,000 bank line of credit, which can be terminated by either party. Interest on the loans accrues at 2.5% above the bank prime rate, which was 10.75% at June 30, 1996. (See
     Note 8)

     The controlling shareholder has made cash advances to the Company in exchange for notes bearing interest at 9.5% to 12% that are due on demand. The shareholder, however, has agreed not to demand payment on any of the notes or interest through December 31, 1996.

3.   INCOME TAXES

     At December 31, 1995, the Company had net operating loss carryforwards for federal income tax reporting purposes of approximately $7,700,000 and development and investment tax credit carryforwards of approximately $70,000 which can be used to reduce future federal income tax liabilities. These carryforwards expire between 2001 and 2009.

     The Company also has net operating loss carryforwards for state income tax reporting purposes of approximately $1,500,000 that expire between 1996 and 2000.

     The components of net deferred tax assets consist of the following (in thousands):


                                              DECEMBER 31,
                                           1994          1995

Deferred tax assets:
    Net operating losses                 $ 2,740       $ 2,730
    Reserves, accruals and other             150           190
    Tax credit carryforwards                  70            70
                                         -------       -------

                                           2,960         2,990
   Deferred tax valuation allowance       (2,960)       (2,990)
                                         -------       -------

Net deferred tax asset                   $    --       $    --
                                         =======       =======


     The Company has established a valuation allowance equal to its deferred tax assets on the basis that management cannot conclude that it is more likely than not that they will be realized. Management's assessment is based on the Company's history of net operating losses ("NOL's") and other uncertainties regarding the timing of the utilization of the NOL carryforwards. Section 382 of the Internal Revenue Code restricts the annual utilization of the NOL's incurred prior to a change in ownership. Such a change in ownership may have occurred in connection with a recapitalization of the Company in 1993, and the Company is currently assessing possible restrictions on the use of its NOL carryforwards as a result of such possible change in ownership. There can be no assurance that the Company's NOL carryforwards will be available for use in the future.

     Differences in the net operating loss carryforwards for financial statement and income tax purposes arise from the timing of the recognition of certain revenues and expenses.

4.   STOCK OPTIONS

     1985 STOCK PLAN
     In 1985, the Company adopted an Incentive Stock Option Plan which provides for grants of options at a price not less than the fair market value of the stock on the date of grant as determined by the Company's Board of Directors. Grants to employees owning more than 10% of the Company's outstanding voting stock must be priced not less than 110% of the fair market value of the stock on the date of the grant. Options generally become exercisable over vesting periods as determined by the Board of Directors up to five years from the date of grant. The plan has a ten year life which expired in February, 1995, at which time 9,641 options were ungranted. At June 30, 1996, options to purchase 284,891 shares of Common Stock were outstanding under the plan at $0.15-$0.25 per share.

     The following table summarizes activity in the Company's 1985 Incentive Stock Option Plan:

                                                           SHARES                    OPTIONS OUTSTANDING
                                                          AVAILABLE                                  PRICE PER
                                                          FOR GRANT              SHARES                SHARE

          Balance at December 31, 1993                        134,864            220,896                $0.15
          Options granted                                    (48,000)             48,000                $0.15
          Options canceled                                      7,892            (7,892)                $0.15
                                                            ---------        -----------

          Balance at December 31, 1994                         94,756            261,004                $0.15
          Options granted                                   (236,891)            236,891                $0.25
          Options canceled                                    151,776          (151,776)                $0.15
          Options exercised                                         -           (61,228)                $0.15
          Ungranted within 10 year limit                      (9,641)                  -                $0.15
                                                           ----------        -----------

          Balance at December 31, 1995                              -            284,891            $0.15-$0.25
                                                         ============         ==========

     1994 STOCK PLAN
     In 1994, the Company adopted the 1994 Stock Option Plan for which an aggregate of 2,000,000 shares of Common Stock have been reserved for issuance. As of June 30, 1996, options to purchase 2,000,000 shares of Common Stock at $0.15-$0.75 per share have been issued under the 1994 Stock Option Plan. The 1994 Stock Option Plan provides for the granting to key executive employees and directors of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options, as designated at the time of the grant. To the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value in excess of $100,000, any such excess options shall be treated as nonqualified stock options.


     1995 STOCK PLAN
     In 1995, the Company adopted the 1995 Stock Option Plan for which an aggregate of 1,525,000 shares of Common Stock have been reserved for issuance. As of June 30, 1996, options to purchase 1,525,000 shares of Common Stock at $0.25 per share have been issued under the 1995 Stock Option Plan. The 1995 Stock Option Plan provides for the granting to key executive employees and directors of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options, as designated at the time of the grant. To the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value in excess of $100,000, any such excess options shall be treated as nonqualified stock options. The options generally vest over a two-year period.

     1996 STOCK PLAN
     In 1996, the Company adopted the 1996 Stock Option Plan for which an aggregate of 2,150,000 shares of Common Stock have been reserved for issuance. As of June 30, 1996, options to purchase 1,764,776 shares of Common Stock at prices ranging from $0.75 to $2.81 per share have been issued under the 1996 Stock Option Plan. The 1996 Stock Option Plan provides for the granting to employees and directors of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options, as designated at the time of the grant. To the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value in excess of $100,000, any such excess options shall be treated as nonqualified stock options. The options generally vest over a four-year period.

     1994, 1995 AND 1996 STOCK PLANS
     The exercise price of all incentive stock options must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of any incentive stock option granted to an optionee who owns stock possessing more than 10 percent of the voting power of all classes of the Company's stock must equal at least 110 percent of the fair market value of the Common Stock on the date of grant. The exercise price of any nonqualified stock option must be at least equal to 85 percent of the fair market value of the Common Stock of the Company on the date of the grant.

     The term of an incentive stock option may not exceed ten years, and no incentive stock option granted to a ten percent shareholder shall be exercisable for five years from the date of granting.

     ALL PLANS
     As of June 30, 1996, options exercisable under all Plans totaled approximately 3,400,000 shares at $0.15 to $0.75 per share.

5.   COMMITMENTS

     Rental expense for the Company's offices and operating facilities amounted to $115,000, $82,000 and $80,000 in 1995, 1994 and 1993, respectively, and
     $79,000 (unaudited) and $35,000 (unaudited) for the six months ended June 30, 1996 and 1995, respectively. Future minimum payment on operating leases was $1,011,000 at December 31, 1995.

     Minimum future lease payments on noncancelable operating leases as of December 31, 1995 are as follows:

              1996                  $   225,000
              1997                      235,000
              1998                      243,000
              1999                      193,000
              2000                      115,000
              Thereafter                      -


6.    SALES TO SIGNIFICANT CUSTOMERS AND EXPORT SALES

      One customer accounted for 38% of total revenue in 1995 and 29% of total revenue in 1994. Four customers accounted for 53% (unaudited) of total revenue for the six months ended June 30, 1996 and two customers accounted for 70% (unaudited) of total revenue for the six months ended June 30, 1995. International sales accounted for 15%, 15% and 32% of sales in 1995, 1994 and 1993, respectively. Three customers accounted for 17%, 15% and 10%, respectively, of total accounts receivable at December 31, 1995. Three customers accounted for 19%, 13% and 11%, respectively, of total accounts receivable at December 31, 1994. Two customers accounted for 33% (unaudited) and 15% (unaudited) of accounts receivable at June 30, 1996.


7.    RECAPITALIZATION

      In 1986, the Company's Articles of Incorporation were amended to authorize issuance of 5,000,000 shares of preferred stock. Subsequently, 997,480 shares of Series A Preferred Stock were issued to one of the holders of Common Stock and 2,626,500 shares of Series B Preferred Stock were issued principally to two investment funds. The investment funds also advanced $1,566,000 to the Company in exchange for notes.

      In 1989, all the Series B Preferred Stock and notes held by the funds were sold to the holder of the outstanding Series A Preferred Stock, and the Company amended its Articles of Incorporation to authorize the issuance of 7,000,000 shares of Preferred Stock. In December 1992, the Shareholders adopted a Plan of Reorganization whereby all outstanding Series A and B Preferred Stock and the $1,566,000 of notes, exclusive of accrued interest, were converted to Common Stock. Accrued interest of $649,000 on the notes was canceled under the Plan.

      Implementation of the plan was completed in June 1993, at which time the cancellation of accrued interest and conversion of the preferred shares and notes were recorded in the Company's financial statements. The Plan also voided all outstanding warrants for the purchase of preferred and common shares, most of which had been issued in connection with the issuance of the Preferred Stock and notes.


8.    SUBSEQUENT EVENTS

      On June 26, 1996, the Company entered into a definitive agreement to exchange all of its outstanding shares and options for 2.69 million shares and options of Secure Computing Corporation in an acquisition accounted for as a pooling of interests. The acquisition was approved by the shareholders of both Secure Computing Corporation and the Company on August 28, 1996.

      In July 1996, the Company entered into a $500,000 Revolving Line of Credit with a Bank (the Line). The Line expires October 31, 1996 and bears interest at prime plus one percent. The Line is collateralize by qualifying receivables and inventories under a borrowing base calculation.


BORDER NETWORK TECHNOLOGIES INC.

CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)


PRICE WATERHOUSE

March 29, 1996


AUDITORS' REPORT


To the Board of Directors of
Border Network Technologies Inc.


We have audited the consolidated balance sheet of Border Network Technologies Inc. as at December 31, 1995 and the consolidated statements of operations and retained earnings (deficit) and changes in financial position for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1995 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles in Canada.

The financial statements as at December 31, 1994 and for the period then ended were audited by other auditors who expressed an opinion without reservation on those statements in their report dated October 2, 1995.



/s/ PRICE WATERHOUSE
Chartered Accountants




BORDER NETWORK TECHNOLOGIES INC.

CONSOLIDATED BALANCE SHEET
(expressed in Canadian dollars)




                                                                     JUNE 30                 DECEMBER 31
                                                                      1996            1995               1994
                                                                   (unaudited)
ASSETS
Current assets
   Cash                                                           $   9,300,157     $    163,479      $   18,367
   Accounts receivable (Note 2)                                       3,110,813        1,294,352         140,203
   Prepaid expenses                                                     359,822           22,138           9,600
   Income taxes recoverable                                            -                 -                40,000
                                                                  -------------     ------------      ----------
                                                                     12,770,792        1,479,969         208,170

Capital assets (Note 3)                                                 853,974          285,984           3,865

Goodwill (Note 4)                                                     1,509,960          -                -
                                                                  -------------     ------------      ----------
                                                                  $  15,134,726     $  1,765,953      $  212,035
                                                                  =============     ============      ==========

LIABILITIES

Current liabilities
   Accounts payable                                               $   6,245,012     $  1,330,611      $   93,681
   Deferred support revenue                                             229,446          235,079           2,720
   Income taxes payable                                                 106,511           36,406          -
   Current portion of long-term debt (Note 6)                            20,000           23,582          80,000
                                                                  -------------     ------------      ----------
                                                                      6,600,969        1,625,678         176,401

Long-term debt (Note 6)                                                -                  46,329          10,000
                                                                  -------------     ------------      ----------
                                                                      6,600,969        1,672,007         186,401

SHAREHOLDERS' EQUITY

Share capital (Note 7)                                               12,302,540           38,000          38,000

Retained earnings (deficit)                                          (3,768,783)          55,946         (12,366)
                                                                  -------------     ------------      ----------
                                                                      8,533,757           93,946          25,634
                                                                  -------------     ------------      ----------
                                                                  $  15,134,726     $  1,765,953      $  212,035
                                                                  =============     ============      ==========





BORDER NETWORK TECHNOLOGIES INC.



CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
(expressed in Canadian dollars)


                                                               SIX MONTHS             YEAR ENDED     PERIOD ENDED
                                                              ENDED JUNE 30           DECEMBER 31     DECEMBER 31
                                                         1996            1995            1995            1994
                                                               (unaudited)

Revenue                                             $    6,127,440   $   1,307,580   $  4,511,229    $   187,949

Cost of goods sold                                         710,213          83,239        462,026         11,705
                                                    --------------   -------------   ------------     ----------
                                                         5,417,227       1,224,341      4,049,203        176,244

Expenses
   Sales and marketing                                   4,123,418         473,561      2,170,818         80,861
   Research and development                                919,597         267,886        806,877         83,733
   General and administrative                              893,672         193,758        975,317         24,016
                                                    --------------   -------------   ------------     ----------
                                                         5,936,687         935,205      3,953,012        188,610
                                                    --------------   -------------   ------------     ----------

Income (loss) from operations                             (519,460)        289,136         96,191        (12,366)

Interest income                                            195,677          -             -               -
                                                    --------------   -------------   ------------     ----------

Income (loss) before provision
   for income taxes                                       (323,783)        289,136         96,191        (12,366)

Provision for income taxes                                   7,596          -              27,879         -
                                                    --------------   -------------   ------------     ----------

Net income (loss) for the period                          (331,379)        289,136         68,312        (12,366)

Retained earnings (deficit),
   beginning of period                                      55,946         (12,366)       (12,366)        -

Excess of share repurchase price over
   carrying value (Note 7(a)(iii))                      (3,493,350)         -             -               -
                                                    --------------   -------------   ------------     ----------

Retained earnings (deficit),
   end of period                                    $   (3,768,783)  $     276,770   $     55,946    $   (12,366)
                                                    ==============   =============   ============    ===========



BORDER NETWORK TECHNOLOGIES INC.

CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
(expressed in Canadian dollars)



                                                                    SIX MONTHS        YEAR ENDED     PERIOD ENDED
                                                                   ENDED JUNE 30      DECEMBER 31     DECEMBER 31
                                                                       1996              1995            1994
                                                                    (unaudited)
Cash provided by (used in)
   Operating activities
     Net income (loss) for the period                              $   (331,379)       $   68,312     $  (12,366)
     Item not involving cash
        Amortization                                                    181,046            47,223            555
     Changes in noncash working capital items                         2,669,554           395,728        (93,402)
                                                                   ------------        ----------     ----------
                                                                      2,519,221           511,263       (105,213)
                                                                   ------------        ----------     ----------

   Financing activities
     Change in long-term debt, net                                      (49,911)          (20,089)        90,000
     Issuance of common shares                                        8,615,804            -              38,000
     Issuance of special warrants, net                                9,409,355            -              -
     Business combination costs (Note 7(d))                          (5,753,969)           -              -
     Redemption of common shares                                     (3,500,000)           -              -
                                                                   ------------        ----------     ----------
                                                                      8,721,279           (20,089)       128,000
                                                                   ------------        ----------     ----------

   Investing activities
     Purchase of capital assets                                        (749,036)         (329,342)        (4,420)
     Investment in subsidiary (Note 4)                               (1,354,786)          (16,720)        -
                                                                   ------------        ----------     ----------
                                                                     (2,103,822)         (346,062)        (4,420)
                                                                   ------------        ----------     ----------


Increase in cash during the period                                    9,136,678           145,112         18,367

Cash, beginning of period                                               163,479            18,367         -
                                                                   ------------        ----------     ----------

Cash, end of period                                                $  9,300,157        $  163,479     $   18,367
                                                                   ============        ==========     ==========



BORDER NETWORK TECHNOLOGIES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995
(expressed in Canadian dollars)
(amounts at June 30, 1996 and for the six-month periods ended June 30, 1996 and 1995 are unaudited)


1.     INCORPORATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       REVENUE RECOGNITION
       Revenue from the sale of software is recognized when shipped, and is net of discounts and allowances for estimated future returns and exchanges. Revenue from support contracts is deferred and taken into income on a straight-line basis over the term of the contract.

       TRANSLATION OF FOREIGN CURRENCIES
       The economic activities of Border Network Technologies Europe Limited ("Border Europe"), a self-sustaining subsidiary, are independent of the company and have a base currency in pounds sterling. Border Europe's financial statements have been translated using the current rate method.

       Other assets and liabilities in foreign currency are translated into Canadian dollars at year-end exchange rates. Any resulting exchange adjustments are included in current earnings. Revenue and costs are translated at the average exchange rate prevailing during the year.

       AMORTIZATION
       Capital assets are recorded at cost and are amortized on a straight-line basis over their estimated useful lives as follows:

       Computer equipment                   3 years
       Office equipment                     5 years
       Leasehold improvements               5 years

       INVESTMENT TAX CREDITS
       Investment tax credits are accounted for using the cost reduction method. Under this method, investment tax credits are deducted from the related asset or expenditure.

       INCORPORATION
       The company was incorporated under the laws of the Province of Ontario on January 13, 1994.


2.     RELATED PARTY TRANSACTIONS

                                                                     SIX MONTHS
                                                                    ENDED JUNE 30
                                                                1996           1995
       Shareholder reselling product as a distributor
         Sales to a shareholder for the period               $  532,364     $  427,876
         Amount receivable from shareholder, included
            in accounts receivable, at end of period            223,528        181,349




                                                                      PERIOD ENDED DECEMBER 31
                                                                       1995             1994
       Shareholder reselling product as a distributor
         Sales to a shareholder for the period                      $  1,182,948     $  116,671
         Amount receivable from shareholder, included
            in accounts receivable, at end of period                     363,534         96,358
       Interest paid on loans from related parties for the period          9,467          2,000


3.     CAPITAL ASSETS

                                                                                             NET
                                                                          --------------------------------------
                                                           ACCUMULATED       JUNE 30             DECEMBER 31
                                                COST      AMORTIZATION        1996           1995         1994

       Computer equipment                  $    849,025    $  146,658     $   702,367     $  218,756     $ 1,929
       Office equipment                         167,853        16,924         150,929         50,338       1,936
       Leasehold improvements                    81,765        81,087             678         16,890        -
                                           ------------    ----------     -----------     ----------     -------
                                           $  1,098,643    $  244,669     $   853,974     $  285,984     $ 3,865
                                           ============    ==========     ===========     ==========     =======



4.     ACQUISITION OF BORDER NETWORK TECHNOLOGIES EUROPE LIMITED

       The company acquired 31.7% of the common shares of Border Europe on July 1, 1995. From July 1, 1995 to May 22, 1996, Border Europe was under the joint control of the company and two other companies. On May 22, 1996, the company acquired the remaining 68.3% of Border Europe in exchange for cash and 81,818 common shares. The transaction has been accounted for using the purchase method as follows:


       Consideration
         Cash                                                                                       $  1,354,786
         81,818 common shares                                                                            449,999
                                                                                                    ------------
                                                                                                       1,804,785
       Fair value of net assets acquired                                                                 294,825
                                                                                                    ------------

       Excess of consideration over fair value of net assets acquired                               $  1,509,960
                                                                                                    ============



5.     LINE OF CREDIT

       A general security agreement has been registered as collateral for an authorized line of credit of $400,000.


6.     LONG-TERM DEBT

                                                                              JUNE 30           DECEMBER 31
                                                                               1996         1995          1994
       Bank loan, bearing interest at prime plus 1.5%, due
         in equal monthly amounts to October 2000, secured
         by capital assets                                                   $  -         $  57,911    $  -
       Due to individuals related to a shareholder, bearing
         interest at 50%, due July 1996                                         20,000       12,000       10,000
       Due to shareholder, bearing interest at prime plus 2%,
         repayable commencing January 1995 in monthly
         amounts of $4,167                                                      -            -            50,000
       Due to shareholder, bearing interest at prime plus 2%,
         repayable April 1995                                                   -            -            30,000
                                                                             ---------    ---------    ---------
                                                                                20,000       69,911       90,000
       Less: Current portion                                                   (20,000)     (23,582)     (80,000)
                                                                             ---------    ---------    ---------
                                                                             $  -         $  46,329    $  10,000
                                                                             =========    =========    =========



7.     SHARE CAPITAL

                                                                            JUNE 30             DECEMBER 31
                                                                             1996           1995          1994
       Authorized
         Unlimited number of common shares
         Unlimited number of nonvoting Class A shares
       Issued
         10,081,818 (1995 - Nil; 1994 - Nil) common shares              $    8,647,154    $  38,000    $  38,000
         1,820,000 (1995 - Nil; 1994 - Nil) special warrants                 9,409,355       -            -
                                                                        --------------    ---------    ---------
                                                                            18,056,509       38,000       38,000
       Less: Business combination costs (Note 7(d))                         (5,753,969)      -            -
                                                                        --------------    ---------    ---------
                                                                        $   12,302,540    $  38,000    $  38,000
                                                                        ==============    =========    =========



       (a)    In February 1996, the following events occurred:

               (i) The 100 issued and outstanding common shares were subdivided on an 80,000 to 1 basis, thereby creating 8 million issued and outstanding common shares. The authorized capital was amended to include an unlimited number of Class A nonvoting shares. Class A shares convert into common shares upon the earliest of:

                     * the issuance of a receipt for a final prospectus;
                     * June 30, 1997; and
                     * a one-third vote by the holders of the Class A shares.

              (ii) The company issued 3.4 million Class A shares for gross proceeds of $8.5 million.

             (iii) The company repurchased for cancellation 1.4 million common shares for an aggregate price of $3.5 million.

              (iv) The company granted stock options to certain full-time employees and directors to purchase 996,000 common shares of the company at a price of $2.50 per share.

               (v) The company issued 1,820,000 special warrants for gross proceeds of $10 million. Each special warrant is exchangeable into one common share (1.1 common shares if a receipt for a final prospectus is not issued by September 1, 1996), for no additional consideration, and will be automatically exercised upon the earlier of:

                    * the issuance of a receipt for a final prospectus; and
                    * December 31, 1997.

               (vi) The company issued 91,000 special warrants to the brokers of transaction (v) above in exchange for services provided.

       (b) In May 1996, the company issued 81,818 common shares in connection with the acquisition of Border Europe (Note 4).

       (c) Effective June 30, 1996, all Class A shares were converted into common shares.

       (d) In connection with the transaction described in Note 11, the company has incurred costs of approximately $5.8 million.


8.     COMMITMENTS

       The company has leased premises requiring the following annual rental payments:

       1996                                                        $136,000
       1997                                                         181,000
       1998                                                         120,000



9.     INCOME TAXES

       The company has claimed income tax credits in respect of scientific research and development costs incurred of approximately $40,000. The benefit of this item has not been reflected in these consolidated financial statements.


10.    ECONOMIC DEPENDENCE

       For the six months ended June 30, 1996, approximately 23% (1995 - 43%) of total sales were made to a related company (Note 2) and Border Europe, and approximately 76% of total sales were attributable to ten customers.


11.    SUBSEQUENT EVENT

       The company entered into an acquisition and pre-amalgamation agreement with Secure Computing Corporation ("Secure") on May 28, 1996. Upon closing, which occurred in August 1996, the company became a wholly-owned subsidiary of Secure and changed its name to Secure Computing Canada Ltd.







                                AUDITORS' REPORT

TO THE SHAREHOLDERS
BORDER NETWORK TECHNOLOGIES INC.

We have audited the balance sheet of Border Network Technologies Inc. as at December 31, 1994 and the statements of loss and deficit and changes in financial position for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1994 and the results of its operations and the changes in its financial position for the period then ended in accordance with generally accepted accounting principles.



Mississauga, Ontario                        /s/ McClurkin Ahier Dick & Company
October 2, 1995                             CHARTERED ACCOUNTANTS


               57 Queen Street South, Mississauga, Ontario L5M 1K5
                     Tel: (905) 858-4147 Fax: (905) 858-1162


BORDER NETWORK TECHNOLOGIES INC.
BALANCE SHEET
AS AT DECEMBER 31, 1994

                                           1994
                                         ---------
ASSETS
CURRENT
   Cash                                  $  18,367
   Accounts receivable                     140,203
   Income taxes                             40,000
   Prepaid expenses                          9,600
                                         ---------
                                           208,170
CAPITAL, note 3                              3,865
                                         ---------
                                         $ 212,035
                                         =========

LIABILITIES
CURRENT
   Accounts payable                      $  93,681
   Deferred revenue                          2,720
   Current portion of long term debt        80,000
                                         ---------
                                           176,401
LONG TERM DEBT, note 4                      10,000
                                         ---------
                                           186,401
                                         ---------
SHARE CAPITAL AND DEFICIT
SHARE CAPITAL, note 5                       38,000
DEFICIT                                    (12,366)
                                         ---------
                                            25,634
                                         ---------
                                         $ 212,035
                                         =========

SEE ACCOMPANYING NOTES


Approved on behalf of the Board:

---------------------------------            ---------------------------------
Director                                     Director




BORDER NETWORK TECHNOLOGIES INC.
STATEMENT OF LOSS AND DEFICIT
FOR THE PERIOD JANUARY 13, 1994 TO DECEMBER 31, 1994

                                                    1994
                                                 ---------

SALES                                            $ 187,374
COST OF SALES                                        8,358
                                                 ---------

GROSS PROFIT                                       179,016
                                                 ---------

OTHER INCOME
    Warranty                                           680
                                                 ---------

                                                   179,696
                                                 ---------

EXPENSES
    Advertising and promotion                          332
    Amortization                                       555
    Automotive                                         193
    Engineering                                      7,606

    Interest and bank charges                           70
    Interest on long term debt                       2,000
    Marketing                                       80,861
    Office                                          18,368

    Professional fees                                4,950
    Salaries                                        66,802
    Software license fees                            3,452
    Telephone and fax                                4,360
    Travel                                           2,513
                                                 ---------
                                                   192,062
                                                 ---------


LOSS FOR THE PERIOD AND DEFICIT, END OF PERIOD   $ (12,366)
                                                 =========



BORDER NETWORK TECHNOLOGIES INC.
STATEMENT OF CHANGES IN FINANCIAL POSITION
FOR THE PERIOD FROM JANUARY 13, 1994 TO DECEMBER 31, 1994



                                                  1994
                                               ---------

CASH PROVIDED (USED) BY

OPERATING ACTIVITIES
    Operations
      Loss for the period                      $ (12,366)
      Item not involving cash
        Amortization                                 555
                                               ---------

                                                 (11,811)
    Changes in non-cash working capital
      balances
        Accounts receivable                     (140,203)
        Accounts payable                          93,681
        Income taxes                             (40,000)
        Deferred revenue                           2,720
        Prepaid expenses                          (9,600)
                                               ---------

                                                (105,213)
                                               ---------

INVESTING ACTIVITIES
    Purchase of capital assets                    (4,420)
                                               ---------

FINANCING ACTIVITIES
    Issuance of common shares                     38,000
    Long term debt                                90,000
                                               ---------

                                                 128,000
                                               ---------

CASH, END OF PERIOD                            $  18,367
                                               =========




BORDER NETWORK TECHNOLOGIES INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994

-------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------
   (a) Revenue Recognition

         (i) Sale of Products and Consulting

                  Revenues from contracting activities involving the design, manufacture and installation of equipment and software are recorded on the completed contract method based upon substantial completion. Any foreseeable losses on contracts are charged to operations at the time they become evident.

         (ii) Warranty

                  Revenue from warranty contracts is deferred and taken into income over the term of the warranty.

   (b) Capital Assets

         Capital assets are recorded at cost. Amortization is provided on the diminishing balance basis at the following rates:

                    Computer equipment             - 30%
                    Office furniture and equipment - 20%

   (c) Investment Tax Credits

         Investment tax credits are accounted for using the cost-reduction method. Under this method, investment tax credits are deducted from the related asset or expenditure.

-------------------------------------------------------------------------------
2. RELATED PARTY TRANSACTIONS
-------------------------------------------------------------------------------
Sales to a shareholder during the period totalled $ 116,671 and at year end the amount included in accounts receivable was $96,358.

-------------------------------------------------------------------------------
3. CAPITAL ASSETS                                      1994
-------------------------------------------------------------------------------
                                                   Accumulated
                                        Cost       Amortization
                                       ------      ------------

  Computer equipment                   $2,269          $340
  Office furniture and equipment        2,151           215
                                        -----          ----
                                       $4,420          $555
                                       ------          ----
  Cost less accumulated
      amortization                             $3,865
                                               ======

-------------------------------------------------------------------------------
4. LONG TERM DEBT                                                       1994
-------------------------------------------------------------------------------
   Due to shareholder, bearing interest at prime plus 2%,
     repayable commencing January 31 1995 in monthly
     principal amounts of $4,167                                      $50,000

   Due to shareholder, bearing interest at prime plus 2%,
     repayable April 1, 1995                                           30,000

   Due to individuals related to a shareholder, bearing interest
     at 50%, due July 1, 1996                                          10,000
                                                                      -------

                                                                       90,000

   less current portion                                                80,000
                                                                      -------

                                                                      $10,000
                                                                      =======

-------------------------------------------------------------------------------
5. SHARE CAPITAL                                                        1994
-------------------------------------------------------------------------------
 Authorized
    Unlimited number common shares

 Issued
    100 common shares                                                 $ 38,000
                                                                      ========

-------------------------------------------------------------------------------
6. INCOME TAXES
-------------------------------------------------------------------------------
The Company has incurred tax losses of $52,000 expiring 2004, the benefit of which has not been reflected in these financial statements.

-------------------------------------------------------------------------------
7. COMMITMENTS
-------------------------------------------------------------------------------
Subsequent to the year end, the Company has entered into a premises lease at an annual rental as follows -

     September 1, 1995 to August 31, 1996    -    $ 95,124
     September 1, 1996 to August 31, 1997    -     110,978
     September 1, 1997 to August 31, 1998    -     110,978

Subsequent to the year end, the Company has entered into a phone system lease commencing June, 1995 expiring January, 1999 in the monthly amount of $608.



                          SECURE COMPUTING CORPORATION
                        PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 1996
                            (IN THOUSANDS, UNAUDITED)

                                            SECURE
                                          COMPUTING     BORDER NETWORK     ENIGMA       PRO FORMA        PRO FORMA
                                         CORPORATION     TECHNOLOGIES       LOGIC      ADJUSTMENTS       COMBINED
                                        --------------- ---------------- ------------ --------------- ----------------
ASSETS
Current assets:
   Cash and cash equivalents               $27,542         $6,838         $   15                         $34,395
   Accounts receivable                       3,614          2,287            978                           6,879
   Other current assets                      1,959            265            304                           2,528
                                        --------------- ---------------- ------------ --------------- ----------------
                                            33,115          9,390          1,297             --           43,802

Property and equipment-net                   3,884            628            296             --            4,808

Other assets                                   970          1,110             47             --            2,127
                                        --------------- ---------------- ------------ --------------- ----------------

Total assets                               $37,969        $11,128         $1,640             --          $50,737
                                        =============== ================ ============ =============== ================

LIABILITIES AND EQUITY
Current liabilities:
   Accounts payable and other
      accrued liabilities                   $3,179         $  438         $  964                          $4,581
   Accrued acquisition costs                 3,084          4,231          1,795                           9,110
   Deferred revenue                            798            169            409                           1,376
   Current portion of long-term debt            --             15          2,377                           2,392
                                        --------------- ---------------- ------------ --------------- ----------------
                                             7,061          4,853          5,545             --           17,459
                                        --------------- ---------------- ------------ --------------- ----------------

Long-term debt                                  --             --             --             --               --

Stockholders' equity (deficit):
   Common stock                                 68          9,046            183         (9,158)             139
   Additional paid-in-capital               45,549             --          7,323         10,489           63,361
   Accumulated deficit                     (14,709)        (2,771)        (11,411)       (1,331)         (30,222)
                                        --------------- ---------------- ------------ --------------- ----------------
                                            30,908          6,275         (3,905)            --           33,278
                                        --------------- ---------------- ------------ --------------- ----------------

Total liabilities and equity               $37,969        $11,128         $1,640             --          $50,737
                                        =============== ================ ============ =============== ================


             See notes to pro forma combined financial information.



                          SECURE COMPUTING CORPORATION
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)

                                             SECURE
                                            COMPUTING     BORDER NETWORK     ENIGMA        PRO FORMA      PRO FORMA
                                           CORPORATION     TECHNOLOGIES       LOGIC       ADJUSTMENTS      COMBINED
                                         ---------------- ---------------- ------------ ---------------- -------------
Revenue:
   Products and services                   $4,039           $4,506           $2,478                        $11,023
   Government contracts                     9,399               --               --                          9,399
                                         ---------------- ---------------- ------------ ---------------- -------------
                                           13,438            4,506            2,478             --          20,422

Cost of revenue                             8,302              522              660             --           9,484
                                         ---------------- ---------------- ------------ ---------------- -------------
Gross profit                                5,136            3,984            1,818             --          10,938

Operating Expenses:
   Selling and marketing                    3,334            3,106              850                          7,290
   Research and development                 3,464              676              580                          4,720
   General and administrative               1,564              589            1,054                          3,207
   Acquisition costs                        6,728               --            2,110          4,231          13,069
                                         ---------------- ---------------- ------------ ---------------- -------------
                                           15,090            4,371            4,594          4,231          28,286
                                         ---------------- ---------------- ------------ ---------------- -------------
Operating loss                             (9,954)            (387)          (2,776)        (4,231)        (17,348)

Net interest income (expense)                 765              144              (81)            --             828
                                         ---------------- ---------------- ------------ ---------------- -------------
Loss before income taxes                   (9,189)            (243)          (2,857)        (4,231)        (16,520)

Income tax expense                             --               --               --             --              --
                                         ---------------- ---------------- ------------ ---------------- -------------
Net loss                                  ($9,189)           ($243)         ($2,857)       ($4,231)       ($16,520)
                                         ================ ================ ============ ================ =============


Loss per share                                                                                              ($1.22)
                                                                                                         =============
Weighted average shares outstanding                                                                         13,503
                                                                                                         =============


             See notes to pro forma combined financial information.



                          SECURE COMPUTING CORPORATION
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)

                                             SECURE
                                            COMPUTING     BORDER NETWORK     ENIGMA        PRO FORMA      PRO FORMA
                                           CORPORATION     TECHNOLOGIES       LOGIC       ADJUSTMENTS      COMBINED
                                         ---------------- ---------------- ------------ ---------------- -------------
Revenue:
   Products and services                   $1,900             $961           $2,302                         $5,163
   Government contracts                     6,647               --               --                          6,647
                                         ---------------- ---------------- ------------ ---------------- -------------
                                            8,547              961            2,302             --          11,810

Cost of revenue                             5,705               61              512             --           6,278
                                         ---------------- ---------------- ------------ ---------------- -------------
Gross profit                                2,842              900            1,790             --           5,532

Operating Expenses:
   Selling and marketing                    1,014              348              465                          1,827
   Research and development                 1,987              197              284                          2,468
   General and administrative                 851              142              435                          1,428
                                         ---------------- ---------------- ------------ ---------------- -------------
                                            3,852              687            1,184             --           5,723
                                         ---------------- ---------------- ------------ ---------------- -------------
Operating income (loss)                    (1,010)             213              606             --            (191)

Net interest income (expense)                 (15)              --              (71)            --             (86)
                                         ---------------- ---------------- ------------ ---------------- -------------
Income (loss) before income taxes          (1,025)             213              535             --            (277)

Income tax expense (benefit)                   --               --               --             --              --
                                         ---------------- ---------------- ------------ ---------------- -------------
Net income (loss)                         ($1,025)            $213             $535             --           ($277)
                                         ================ ================ ============ ================ =============

Loss per share                                                                                               ($0.03)
                                                                                                         =============
Weighted average shares outstanding                                                                          9,782
                                                                                                         =============


             See notes to pro forma combined financial information.




                          SECURE COMPUTING CORPORATION
          NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)
                                  JUNE 30, 1996


1.  STOCKHOLDERS' EQUITY

    Common stock and additional paid-in-capital balances have been adjusted to reflect the redemption of all outstanding shares of Border and Enigma as of June 30, 1996 and the related issuance of approximately 7,060,000 new shares of Secure common stock with a par value of $.01 per share.

    Common stock and accumulated deficit balances have been adjusted to reflect the reclassification of excess of share repurchase price over the carrying value related to Border's repurchase of common stock in the first quarter of 1996.


2.  REPORTING CURRENCIES

    The pro forma financial information for Border is presented in U.S. dollars and has been translated from Canadian dollars at an exchange rate of $1.00 to 1.36 $Cdn.


3.  ACQUISITION COSTS

    Acquisition costs have been adjusted by $4,231,000 to reflect the U.S. accounting required treatment of recording these costs on the statement of operations as opposed to the Canadian treatment of directly recording such costs against stockholders' equity.


4.  LOSS PER SHARE

    The loss per share six-months ended June 30, 1995 is computed using the weighted average number of common stock outstanding during the periods after giving effect for additional shares as calculated under the rules of the Securities and Exchange Commission Staff Accounting Bulletin No. 83 and for the conversion of all preferred stock as of the beginning of the period. The loss per share for the six-months ended June 30, 1996 is computed using the weighted average number of common stock outstanding during the period and does not include common stock equivalents as they would be anti-dilutive.